SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250

Las Vegas, Nevada

89134

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Company”) and Phage Biotechnology Corporation (“Phage”) entered into a Joint Patent Ownership and License Agreement on August 16, 2004 (the “Agreement”), as filed with the Securities and Exchange Commission (“SEC”) on September 23, 2004, as an exhibit to the Company’s Registration Statement on Form S-1, File No. 333-119199. The Company and Phage have amended and restated the Agreement as of May 23, 2006 (the “Amended and Restated Agreement”) to clarify certain language in the Agreement, correct typographical errors and update the listing of patents in Section 2.3 of the Agreement.

Phage is an affiliated private biotechnology company that manufactures recombinant protein drugs for the Company and is the Company’s sole supplier of Cardio Vascu-Grow™.

A copy of the Amended and Restated Agreement is attached hereto as Exhibit 10.1.

Item 8.01	Other Events

Certain stockholders, who are also directors and officers, of the Company (the “Parties”) entered into a Controlling Stockholders Agreement dated as of August 30, 2004 (the “Controlling Stockholders Agreement”) as filed with the SEC on September 23, 2004, as an exhibit to the Company’s Registration Statement on Form S-1, File No. 333-119199. On May 22, 2006, the Parties executed the first amendment to the Controlling Stockholders Agreement with an effective date as of April 13, 2006 (“Amendment No. 1”), to clarify the original intent of the Parties to the Controlling Stockholders Agreement with respect to the disposition of the shares subject to the Controlling Stockholders Agreement.

A copy of Amendment No. 1 to Controlling Stockholders Agreement is attached hereto as Exhibit 9.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

9.1	Amendment No. 1 to Controlling Stockholders Agreement effective as of April 13, 2006.

10.1	Amended and Restated Joint Patent Ownership and License Agreement dated as of May 23, 2006.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: May 26, 2006	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
9.1	Amendment No. 1 to Controlling Stockholders Agreement effective as of April 13, 2006.

10.1	Amended and Restated Joint Patent Ownership and License Agreement dated as of May 23, 2006.